Exhibit 99.4

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is effective as of December 23, 2013, by and between FIF V PFD LLC, a Delaware limited liability company (the “Assignor”), the parties listed on the Schedule of Assignees attached as Schedule I (collectively, the “Assignees” and each, an “Assignee”) and Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”). For convenience, the Assignor, the Assignees and the Company are collectively referred to herein as the “Parties” and each, a “Party”.

W I T N E S S E T H:

WHEREAS, the Assignor and the Company have entered into that certain Investor Rights Agreement, dated as of November 1, 2013, granting to the Assignor (a) certain rights in connection with the sale or transfer of the stock of the Company, and (b) certain other rights, including information rights, with respect to the Company (as amended from time to time, the “Investor Rights Agreement”); and

WHEREAS, the Assignor desires to assign to the Assignees, and the Assignees desire to accept and assume, any and all of the rights and obligations of the Assignor under the Investor Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Section 1. Assignment and Assumption. The Assignor does hereby assign to the Assignees, and the Assignees do hereby accept and assume, any and all of the rights and obligations of the Assignor under the Investor Rights Agreement. The Assignees and the Company agree that this Agreement shall serve as an amendment to the Investor Rights Agreement and that for all purposes under the Investor Rights Agreement, the Assignees collectively shall be treated as a single Holder (as such term is defined in the Investor Rights Agreement), and that the Assignees, acting together, shall be entitled to exercise the Holder’s rights under the Investor Rights Agreement.

Section 2. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person, other than the Parties and their respective permitted successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or conditions hereof, and all the terms, covenants and conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of the Parties and their respective permitted successors and assigns.

Section 3. Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns.

Section 4. Further Assurances. Each Party hereby agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective the transactions contemplated hereby, including without limitation, the execution and delivery of any waivers, consents or other instruments as may be reasonably required in connection herewith.

Section 5. Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 6. Entire Agreement. This Agreement, and with respect to the Assignees and the Company, the Investor Rights Agreement, constitutes the entire agreement of the Parties with respect to the matters set forth herein.

Section 7. Specific Performance. Without limiting or waiving in any respect any rights or remedies of the parties under this Agreement now or hereinafter existing at law or in equity or by statute, each of the Parties shall be entitled to seek specific performance of the obligations to be performed by the others in accordance with the provisions of this Agreement.

Section 8. Amendment, Waiver and Termination. This Agreement may not be amended or terminated, and no provision hereof may be waived, except by a writing signed by each of the Parties.

Section 9. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 10. Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the Parties intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 11. Governing Law. THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, OF THE STATE OF NEW YORK WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

ASSIGNOR:

FIF V PFD LLC

By:	/s/ Wesley R. Edens
Name:	Wesley R. Edens
Title:	President and Sole Manager

Assignment and Assumption Agreement (GLPI Investor Rights Agreement)

ASSIGNEES:

FORTRESS INVESTMENT FUND V (GLPI SisterCo A) LP
FORTRESS INVESTMENT FUND V (GLPI SisterCo D) LP
FORTRESS INVESTMENT FUND V (GLPI SisterCo E) LP
FORTRESS INVESTMENT FUND V (Coinvestment GLPI SisterCo A) LP
FORTRESS INVESTMENT FUND V (Coinvestment GLPI SisterCo D) LP

By:	Fortress Fund V GP L.P.,
the general partner of the foregoing entities

	By:	Fortress Fund V GP Holdings Ltd.,
its general partner

	By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

Assignment and Assumption Agreement (GLPI Investor Rights Agreement)

FORTRESS INVESTMENT FUND V (GLPI SisterCo B) LP
FORTRESS INVESTMENT FUND V (GLPI SisterCo C) LP
FORTRESS INVESTMENT FUND V (GLPI SisterCo F) LP
FORTRESS INVESTMENT FUND V (Coinvestment GLPI SisterCo B) LP
FORTRESS INVESTMENT FUND V (Coinvestment GLPI SisterCo C) LP
FORTRESS INVESTMENT FUND V (Coinvestment GLPI SisterCo F) LP

By:	Fortress Fund V GP (BCF) L.P.,
the general partner of the foregoing entities

	By:	Fortress Fund V GP (BCF) Holdings Ltd.,
its general partner

	By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

Accepted and agreed

this 20th day of December, 2013

GAMING & LEISURE PROPERTIES INC.

By:	/s/ Steven T. Snyder
Name:	Steven T. Snyder
Title	SVP, Corporate Development

Assignment and Assumption Agreement (GLPI Investor Rights Agreement)

Schedule I

Schedule of Assignees

ASSIGNEE NAME AND ADDRESS

FORTRESS INVESTMENT FUND V (GLPI SISTERCO A) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

FORTRESS INVESTMENT FUND V (GLPI SISTERCO B) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

FORTRESS INVESTMENT FUND V (GLPI SISTERCO C) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

FORTRESS INVESTMENT FUND V (GLPI SISTERCO D) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

FORTRESS INVESTMENT FUND V (GLPI SISTERCO E) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

FORTRESS INVESTMENT FUND V (GLPI SISTERCO F) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

FORTRESS INVESTMENT FUND V (COINVESTMENT SISTERCO A) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

FORTRESS INVESTMENT FUND V (COINVESTMENT SISTERCO B) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

FORTRESS INVESTMENT FUND V (COINVESTMENT SISTERCO C) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

FORTRESS INVESTMENT FUND V (COINVESTMENT SISTERCO D) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070

FORTRESS INVESTMENT FUND V (COINVESTMENT SISTERCO F) LP, a Delaware limited partnership

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention:	Randal Nardone
Email:	rnardone@fortress.com
Fax:	(212) 798-6070